EXHIBIT 99.3


                               SECURITY AGREEMENT


                  THIS SECURITY AGREEMENT (this "AGREEMENT") is made this 31st day of July 1998, by and between BEN RICKERT CORP. (the "GRANTOR"), with an address at 509 Madison Avenue, New York, New York 10022 and SUMMIT BANK (the "BANK"), with an address at 750 Walnut Avenue, Cranford, New Jersey 07016.

                  Under the terms hereof, the Bank desires to obtain and the Grantor desires to grant the Bank security for all of the Obligations (as hereinafter defined).


                  NOW, THEREFORE, the Grantor and the Bank, intending to be legally bound, hereby agree as follows:


1.        DEFINITIONS.

                  (a) "Collateral" shall include all personal property of the Grantor, including without limitation the following, all whether now owned or hereafter acquired or arising: (i) accounts, accounts receivable, contract rights, chattel paper, notes receivable, instruments and documents (including warehouse receipts); (ii) goods of every nature, including without limitation, inventory, stock-in-trade, raw materials, work in process, items held for sale or lease or furnished or to be furnished under contracts of sale or lease, goods that are returned, reclaimed or repossessed, together with materials used or consumed in the Grantor's business; (iii) equipment, including, without limitation, machinery, vehicles, furniture and fixtures; (iv) general intangibles, of every kind and description, including, but not limited, to all existing and future customer lists, choses in action, claims (including without limitation claims for indemnification or breach of warranty), books, records, patents and patent applications, copyrights, trademarks, tradenames, tradestyles, trademark applications, goodwill, goodwill symbolized by any trademarks, blueprints, drawings, designs and plans, trade secrets, contracts, licenses, license agreements, formulae, tax and any other types of refunds, returned and unearned insurance premiums, rights and claims under insurance policies, and computer information, software, source codes, object codes, records and data; (v) all property of the Grantor now or hereafter in the Bank's possession or in transit to or from, under the custody or control of or on deposit with, the Bank or any affiliate thereof, including deposit and other accounts; (vi) all cash and cash equivalents; and (vii) all cash and non-cash proceeds (including without limitation, insurance proceeds) of all of the foregoing property, all products thereof and all additions and accessions thereto, substitutions therefor and replacements thereof.


                  (b) "LOAN DOCUMENTS" means this Agreement, the Agreement of Sale dated the



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date hereof by and among Grantor, Bank and others (the "SALE AGREEMENT"), the promissory note in the original principal amount of $1,350,000 dated the date hereof (the "Note") and all other Settlement Documents (as that term is defined in the Sale Agreement) together with any and all related documents, instruments and agreements.


                  (c) "OBLIGATIONS" shall include all loans, advances, debts, liabilities, obligations, covenants and duties owing to the Bank from the Grantor of any kind or nature, present or future, evidenced by the Note and/or described in the Sale Agreement or any other Loan Document, and any amendments, extensions, renewals or increases and all costs and expenses of the Bank incurred in the documentation, negotiation, modification, enforcement, collection or otherwise in connection with any of the foregoing, including but not limited to reasonable attorneys' fees and expenses.


2.        GRANT OF SECURITY INTEREST.

                  To secure the Obligations, the Grantor, as debtor, hereby assigns and grants to the Bank, as secured party, a continuing lien on and security interest in the Collateral.


3.        CHANGE IN NAME OR LOCATIONS.

                  The Grantor hereby agrees that if the location of the Collateral changes from the locations listed on Exhibit "A" hereto and made part hereof, or if the Grantor changes its name or form of organization, or establishes a name in which it may do business that is not listed as a tradename on Exhibit "A" hereto, the Grantor will immediately notify the Bank in writing of the additions or changes. The Grantor's chief executive office is also shown on Exhibit "A" hereto.


4.        REPRESENTATIONS AND WARRANTIES.

                  The Grantor represents, warrants and covenants to the Bank that: (a) the Grantor has not made any prior sale, pledge, encumbrance, assignment or other disposition of any of the Collateral and the same are free from all encumbrances and rights of setoff of any kind; (b) except as herein provided and as contemplated by the Sale Agreement, the Grantor will not hereafter without the prior written consent of the Bank sell, pledge, encumber, assign or otherwise dispose of any of the Collateral or permit any right of setoff, lien or security interest to exist thereon except to the Bank; (c) the Grantor will defend the Collateral against all claims and demands of all persons at any time claiming the same or any interest therein; (d) each account and general intangible, if included in the definition of Collateral, is genuine and enforceable in accordance with its terms and the Grantor will defend the same against all claims, demands, setoffs and counterclaims at any time asserted; and
(e) at the time any account or general intangible becomes subject to this Agreement, such account or general intangible will be a good and valid account representing a bona fide sale of goods or services by the Grantor and such goods will have been shipped to the respective account debtors or the services will have been performed for the respective account debtors, and no such

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account or general intangible will be subject to any claim for credit, allowance or adjustment by any account debtor or any setoff, defense or counterclaim.


5.        GRANTOR'S COVENANTS.


                  The Grantor covenants that it shall:

                  (a) from time to time and at all reasonable times allow the Bank, by or through any of its officers, agents, attorneys, or accountants, to examine or inspect the Collateral, notify account debtors of the Bank's security interest in accounts (if included in the definition of Collateral) and obtain valuations and audits of the Collateral, wherever located. The Grantor shall do, obtain, make, execute and deliver all such additional and further acts, things, deeds, assurances and instruments as the Bank may require to vest in and assure to the Bank its rights hereunder and in or to the Collateral, and the proceeds thereof, including, but not limited to, waivers from landlords, warehousemen and mortgagees;


                  (b) keep the Collateral in good order and repair at all times and immediately notify the Bank of any event causing a material loss or decline in value of the Collateral whether or not covered by insurance and the amount of such loss or depreciation;


                  (c) only use or permit the Collateral to be used in accordance with all applicable federal, state, county and municipal laws and regulations; and


                  (d) have and maintain insurance at all times with respect to all Collateral against risks of fire (including so-called extended coverage), theft, sprinkler leakage, and other risks (including risk of flood if any Collateral is maintained at a location in a flood hazard zone) as the Bank may reasonably require, in such form, in such amount, for such period and written by such companies as may be reasonably satisfactory to the Bank. The policies of all such casualty insurance shall contain a standard Lender's Loss Payable Clauses issued in favor of the Bank under which all losses thereunder shall be paid to the Bank as the Bank's interest may appear. Such policies shall expressly provide that the requisite insurance cannot be altered or canceled without at least thirty (30) days prior written notice to the Bank and shall insure the Bank notwithstanding the act or neglect of the Grantor. Upon demand of the Bank, the Grantor shall furnish the Bank with duplicate original policies of insurance or such other evidence of insurance as the Bank may require. In the event of failure to provide insurance as herein provided, the Bank may, at its option, obtain such insurance and the Grantor shall pay to the Bank, on demand, the cost thereof. Proceeds of insurance may be applied by the Bank to reduce the Obligations or to repair or replace Collateral, all in the Bank's sole discretion.



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6.        NEGATIVE PLEDGE; NO TRANSFER.


                  The Grantor will not sell or offer to sell or otherwise transfer or grant or suffer the imposition of a lien or security interest upon the Collateral (except for sales of inventory and collections of accounts in the Grantor's ordinary course of business and except as contemplated by the Sale Agreement) or use any portion thereof in any manner inconsistent with this Agreement or with the terms and conditions of any policy of insurance thereon.


7.         COVENANTS FOR ACCOUNTS.


                  If accounts are included in the definition of Collateral:

                  (a) The Grantor will, on demand of the Bank, make notations on its books and records showing the security interest of the Bank and make available to the Bank shipping and delivery receipts evidencing the shipment of the goods that gave rise to an account, completion certificates or other proof of the satisfactory performance of services that gave rise to an account, a copy of the invoice for each account and copies of any written contract or order from which an account arose. The Grantor shall promptly notify the Bank if an account becomes evidenced or secured by an instrument or chattel paper and upon request of the Bank, will promptly deliver any such instrument or chattel paper to the Bank, including without limitation, any letter of credit delivered to the Grantor to support a shipment of inventory by the Grantor.


                  (b) The Grantor will promptly advise the Bank whenever an account debtor refuses to retain or returns any goods from the sale of which an account arose and will comply with any instructions that the Bank may give regarding the sale or other disposition of such returns. The Grantor will, on at least a weekly basis, report all credits given to account debtors on all accounts.

                  (c) The Grantor will immediately notify the Bank if any account arises out of contracts with the United States or any department, agency or instrumentality thereof, and will execute any instruments and take any steps required by the Bank so that all monies due and to become due under such contract shall be assigned to the Bank and notice thereof given to and acknowledged by the appropriate government agency or authority under the Federal Assignment of Claims Act.


                  (d) At any time and without notice to the Grantor, the Bank may notify any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles of the assignment thereof to the Bank and may direct such account debtors to make payment directly to the Bank of the amounts due. At the request of the Bank, the Grantor will direct any persons who are indebted to the Grantor on any Collateral consisting of accounts or general intangibles to make payment directly to the Bank. The Bank is authorized to give receipts to such account debtors for any such payments and the account debtors will be protected in making


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such payments to the Bank. Upon the written request of the Bank, the Grantor will establish with the Bank and maintain a lockbox account ("Lockbox") with the Bank and a depository account(s) ("Cash Collateral Account") with the Bank subject to the provisions of this subparagraph and such other agreements related thereto as the Bank may require, whereupon all collections of accounts shall be paid directly from account debtors into the Lockbox from which funds shall be transferred to the Cash Collateral Account, and from which funds shall be applied by the Bank, daily, to reduce the outstanding Obligations.


8.       FURTHER ASSURANCES.


                  At the request of the Bank, the Grantor will join with the Bank in executing one or more financing, continuation or amendment statements pursuant to the Uniform Commercial Code in form satisfactory to the Bank and will pay the cost of preparing and filing the same in all jurisdictions in which such filing is deemed by the Bank to be necessary or desirable. A carbon, photographic or other copy of this Agreement or of a UCC-1 financing statement may be filed as and in lieu of a UCC-1 financing statement.


9.      EVENTS OF DEFAULT.

                  The Grantor shall, at the option of the Bank, be in default under this Agreement upon the happening of any of the following events or conditions (each, an "EVENT OF DEFAULT"): (a) any Event of Default (as defined in any of the documents or Loan Documents relating to any of the Obligations);
(b) any default under any of the documents or Loan Documents relating to any of the Obligations that does not have a defined set of "Events of Default" and the lapse of any notice or cure period provided in such Obligations with respect to such default; (c) demand by the Bank under any of the Obligations that have a demand feature; (d) the failure by the Grantor and/or Azurel Ltd. ("AZUREL") to perform any of its obligations under this Agreement, the Sale Agreement or any other Loan Document; (e) falsity, inaccuracy or material breach by the Grantor of any written warranty, representation or statement made or furnished to the Bank by or on behalf of the Grantor; (f) an uninsured material loss, theft, damage, or destruction to any of the Collateral, or the entry of any judgment against the Grantor or any lien against or the making of any levy, seizure or attachment of or on the Collateral; (g) the failure of the Bank to have a perfected first priority security interest in the Collateral; (h) any indication or evidence received by the Bank that the Grantor may have directly or indirectly been engaged in any type of activity which, in the Bank's discretion, might result in the forfeiture of any property of the Grantor to any governmental entity, federal, state or local; or (i) the filing of a petition by Grantor or Azurel seeking reorganization, arrangement, composition, readjustment, liquidation, dissolution, or similar relief under any law relating to bankruptcy or insolvency.


10.       REMEDIES.

                  Upon the occurrence of any such event of default and at any time thereafter, The

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Bank may declare all Obligations secured hereby immediately due and payable and shall have, in addition to any remedies provided herein or in any other Loan Document or by any applicable law or in equity, all the remedies of a secured party under the Uniform Commercial Code. as permitted by such Code, the Bank may
(a) peaceably by its own means or with judicial assistance enter the Grantor's premises and take possession of the Collateral, (b) render the Collateral unusable, (c) dispose of the Collateral on the Grantor's premises, (d) require the Grantor to assemble the Collateral and make it available to the Bank at a place designated by the Bank, and (e) notify the United States Postal Service to send the Grantor's mail to the Bank. Unless the Collateral is perishable or threatens to decline speedily in value or is of a type customarily sold on a recognized market, the Bank will give the Grantor reasonable notice of the time and place of any public sale thereof or of the time after which any private sale or any other intended disposition thereof is to be made. The requirements of commercially reasonable notice shall be met if such notice is sent to the Grantor at least five (5) days before the time of the intended sale or disposition. Expenses of retaking, holding, preparing for sale, selling or the like shall include the Bank's reasonable attorney's fees and legal expenses, incurred or expended by the Bank to enforce any payment due it under this Agreement either as against the Grantor, or in the prosecution or defense of any action, or concerning any matter growing out of or connection with the subject matter of this Agreement and the Collateral pledged hereunder. The Grantor consents to all of the Bank's remedies set forth in this Paragraph.


11.       POWER OF ATTORNEY.

                  The Grantor does hereby make, constitute and appoint any officer or agent of the Bank as the Grantor's true and lawful attorney-in-fact, with power to endorse the name of the Grantor or any of the Grantor's officers or agents upon any notes, checks, drafts, money orders, or other instruments of payment or Collateral that may come into the possession of the Bank in full or part payment of any amounts owing to the Bank; granting to the Grantor's said attorney full power to do any and all things necessary to be done in and about the premises as fully and effectually as the Grantor might or could do, including the right to sign, for the Grantor, UCC-1 financing statements and UCC-3 Statements of Change and to sue for, compromise, settle and release all claims and disputes with respect to, the Collateral. The Grantor hereby ratifies all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest, and is irrevocable.

12.     PAYMENT OF EXPENSES.

                  At its option, The Bank may discharge taxes, liens, security interests or such other encumbrances as may attach to the Collateral, may pay for required insurance on the Collateral and may pay for the maintenance, appraisal or reappraisal, and preservation of the Collateral, as determined by the Bank to be necessary. The Grantor will reimburse the Bank on demand for any payment so made or any expense incurred by the Bank pursuant to the foregoing authorization, and the Collateral also will secure any advances or payments so made or expenses so incurred by the Bank.



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13.     NOTICES.

                  All notices, demands, requests, consents, approvals and other communications required or permitted hereunder must be in writing and will be effective upon receipt if delivered personally to such party, or if sent by facsimile transmission with confirmation of delivery, or by nationally recognized overnight courier service, to the address set forth above or to such other address as any party may give to the other in writing for such purpose.


14.    PRESERVATION OF RIGHTS.

                  No delay or omission on the part of the Bank to exercise any right or power arising hereunder will impair any such right or power or be considered a waiver of any such right or power or any acquiescence therein, nor will the action or inaction of the Bank impair any right or power arising hereunder. The Bank's rights and remedies hereunder are cumulative and not exclusive of any other rights or remedies which the Bank may have under other agreements, at law or in equity.



15.       ILLEGALITY.

                  In case any one or more of the provisions contained in this Agreement should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein shall not in any way be affected or impaired thereby.


16.       CHANGES IN WRITING.

                  No modification, amendment or waiver of any provision of this Agreement nor consent to any departure by the Grantor therefrom, will in any event be effective unless the same is in writing and signed by the Bank, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. No notice to or demand on the Grantor in any case will entitle the Grantor to any other or further notice or demand in the same, similar or other circumstance.


17.      ENTIRE AGREEMENT.

                  This Agreement (including the documents and instruments referred to herein) constitutes the entire agreement and supersedes all other prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.


18.      COUNTERPARTS.

                  This Agreement may be signed in any number of counterpart copies and by the

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


parties hereto on separate counterparts, but all such copies shall constitute one and the same instrument.


19.     SUCCESSORS AND ASSIGNS.

                  This Agreement will be binding upon and inure to the benefit of the Grantor and the Bank and their respective heirs, executors, administrators, successors and assigns; PROVIDED, HOWEVER, that the Grantor may not assign this Agreement in whole or in part without the prior written consent of the Bank and the Bank at any time may assign this Agreement in whole or in part.


20.   INTERPRETATION.

                  In this Agreement, unless the Bank and the Grantor otherwise agree in writing, the singular includes the plural and the plural the singular; words importing any gender include the other genders; references to statutes are to be construed as including all statutory provisions consolidating, amending or replacing the statute referred to; the word "or" shall be deemed to include "and/or", the words "including", "includes" and "include" shall be deemed to be followed by the words "without limitation"; references to articles, sections (or subdivisions of sections) or exhibits are to those of this Agreement unless otherwise indicated. Section headings in this Agreement are included for convenience of reference only and shall not constitute a part of this Agreement for any other purpose. If this Agreement is executed by more than one Grantor, the obligations of such persons or entities will be joint and several.


21.  INDEMNITY.

                  The Grantor agrees to indemnify each of the Bank, its directors, officers and employees and each legal entity, if any, who controls the Bank (the "INDEMNIFIED PARTIES") and to hold each Indemnified Party harmless from and against any and all claims, damages, losses, liabilities and expenses (including, without limitation, all fees of counsel with whom any Indemnified Party may consult and all expenses of litigation or preparation therefor) which any Indemnified Party may incur or which may be asserted against any Indemnified Party as a result of the execution of or performance under this Agreement; PROVIDED, HOWEVER, that the foregoing indemnity agreement shall not apply to claims, damages, losses, liabilities and expenses solely attributable to an Indemnified Party's gross negligence or willful misconduct. The indemnity agreement contained in this Section shall survive the termination of this Agreement. The Grantor may participate at its expense in the defense of any such claim.


22.   GOVERNING LAW AND JURISDICTION.

                  This Agreement has been delivered to and accepted by the BANK and will be deemed to be made in the State where the Bank's office indicated above is located. THIS AGREEMENT WILL BE


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INTERPRETED AND THE RIGHTS AND LIABILITIES OF THE PARTIES HERETO DETERMINED IN
ACCORDANCE WITH THE LAWS OF THE STATE WHERE THE BANK'S OFFICE INDICATED ABOVE IS LOCATED, EXCEPT THAT THE LAWS OF THE STATE WHERE ANY COLLATERAL IS LOCATED (IF DIFFERENT FROM THE STATE WHERE SUCH OFFICE OF THE BANK IS LOCATED) SHALL GOVERN THE CREATION, PERFECTION AND FORECLOSURE OF THE LIENS CREATED HEREUNDER ON SUCH PROPERTY OR ANY INTEREST THEREIN. The Grantor hereby irrevocably consents to the exclusive jurisdiction of any state or federal court for the county or judicial district where the Bank's office indicated above is located, and consents that all service of process be sent by nationally recognized overnight courier service directed to the Grantor at the Grantor's address set forth herein and service so made will be deemed to be completed on the business day after deposit with such courier; provided that nothing contained in this Agreement will prevent the Bank from bringing any action, enforcing any award or judgment or exercising any rights against the Grantor individually, against any security or against any property of the Grantor within any other county, state or other foreign or domestic jurisdiction. The Bank and the Grantor agree that the venue provided above is the most convenient forum for both the Bank and the Grantor. The Grantor waives any objection to venue and any objection based on a more convenient forum in any action instituted under this Agreement.


23.          SELF HELP REMEDIES.

                  THE GRANTOR BEING FULLY AWARE OF THE RIGHT TO NOTICE AND A HEARING ON THE QUESTION OF THE VALIDITY OF ANY CLAIMS THAT MAY BE ASSERTED AGAINST THE GRANTOR BY THE BANK UNDER THIS AGREEMENT, AND RELATED AGREEMENTS AND DOCUMENTS, BEFORE THE GRANTOR CAN BE DEPRIVED OF ANY PROPERTY IN THE GRANTOR'S POSSESSION, HEREBY WAIVES THESE RIGHTS AND AGREES THAT THE BANK MAY EMPLOY SELF-HELP OR ANY LEGAL OR EQUITABLE PROCESS PROVIDED BY LAW TO TAKE POSSESSION OF ANY SUCH PROPERTY WITHOUT FIRST OBTAINING A FINAL JUDGMENT OR WITHOUT FIRST GIVING THE GRANTOR NOTICE AND THE OPPORTUNITY TO BE HEARD ON THE VALIDITY OF THE CLAIM UPON WHICH SUCH TAKING IS MADE. THE GRANTOR WAIVES ALL RELIEF FROM ALL APPRAISEMENT OR EXEMPTION LAWS NOW IN FORCE OR HEREAFTER ENACTED.


24.        WAIVER OF JURY TRIAL.

                  EACH OF THE GRANTOR AND THE BANK IRREVOCABLY WAIVES ANY AND ALL RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR CLAIM OF ANY NATURE RELATING TO THIS AGREEMENT, ANY DOCUMENTS EXECUTED IN CONNECTION WITH THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED IN ANY OF SUCH DOCUMENTS. THE GRANTOR AND THE BANK ACKNOWLEDGE THAT THE FOREGOING WAIVER IS KNOWING AND VOLUNTARY.



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         WITNESS the due execution hereof as a document under seal, as of the date first written above.






   [CORPORATE SEAL]                      BEN RICKERT CORP., A
                                         DELAWARE CORPORATION



ATTEST: /s/ Frank DeSimone               BY: /s/ Gerard Semhon
       -------------------------             ---------------------------------

PRINT NAME:  Frank DeSimone              PRINT NAME: Gerard Semhon
           ---------------------                     -------------------------

TITLE: Secretary                         TITLE:  CEO
       -------------------------               -------------------------------

                                         SUMMIT BANK


                                         BY: /s/ F.C. Scogno
                                             --------------------------------

                                         PRINT NAME: F. C. Scogno
                                                   --------------------------

                                         TITLE: Vice President
                                               ------------------------------




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                                   EXHIBIT "A"


                              TO SECURITY AGREEMENT




Address of Grantor's chief executive office, including the County:

         509 Madison Avenue
         New York, New York  10022



Address for books and records, if different:


         509 Madison Avenue
         New York, New York  10022






Addresses of other Collateral locations, including Counties and name and address of landlord or owner if location is not owned by the Grantor:


         359 Newark Pompton Turnpike
         Wayne, New Jersey 07470

         Owner:            Kit E. Calligaro
                           48 Hoot Owl Terrace
                           Kinnelon, New Jersey  07405




Other names or tradenames now or formerly used by the Grantor:

         None